Section 302 Certification for Group Chief Financial Officer l. Georges Elhedery. cert i ry that: 1. 1 have reviewed this annual report on form 20-F of HSBC Holdings pie; 2. Based on my knowledge, this report docs not contain any untrue statement or a material fact or omit lo state a material fact necessary to make the statements made, in light or the circumstances under which such statements were made. not misleading with respect to the period covered by this report: 3. Based on my knowledge. the linancial statements. and other financial information included in this report, fairly present in all material respects the financial condition. results or operations and cash nows of the company as oL and for. the periods presented in this report; 4. The company·s other certifying officer and I are responsihle for establishing and maintaining disclosure controls and procedures (as dclincd in Exchange Act Rules 13u- 15(e) and I 5d-l 5(e)) and internal control over financial reporting (as defined in Exchange J\ct Rules 13a-15(1) and 15d-15(1)) for the comJXln) and haw: a) Designed such disclosure controls and procedures. or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating lo the company, including its consolidated subsidiaries, is made known to us by others within those entities. rartieularly during the period in which this report is being prepared: b) Designed such internal control over financial reporting. or causi.!d such internal control over financial reporting to be designed under our supervision. to provide reasonable assurance regarding the reliability or linancial reporting and the preparation or linancial statements ror external pu1voses in accordance with generally a<.:ceplt:d accounting principles; c) Evaluated the effectiveness or the company's disclosure controls and procedures and presented in this report our conclusions about the effectiveness or the disclosure controls and procedures, as of the end or the period covered by this report based on such 1:Htluation; and d) Disclosed in this report any change in the company" s internal control over financial reporting that occurred during the period covered by the mrnual report that has materially affected, or is reasonably likely to materially affect. the company's internal control over financial reporting; and 5. The company's other certil'ying oniccr and I have disclosed. based on our most recent evaluation or internal control over linancial reporting, to the company·s auditors and the audit committee or the co1npany·s board of directors (or persons performing the equivalent functions):

n) All signiJicant deficiencies and material weaknesses in the design or operation of internal control over limmcial reporting whid1 arc reasonably likely to adversely affect the company's ability to record. process, summarize and report fimmcial inl'ormation: and b) J\ny frauu. ,,d,ethcr or not material, that involves management or other employees who have a significant role in the company·s internal control over linancial reporting. Dated: February 22, 2023 Georges Elhedery Group Chief Financial Officer /s/ Georges Elhedery